Exhibit 99.1

Apple Reports Record Fourth Quarter Results

iPhone, Apple Watch & App Store Drive Revenue Growth of 22%

CUPERTINO, California — October 27, 2015 — Apple® today announced financial results for its fiscal 2015 fourth quarter ended September 26, 2015. The Company posted quarterly revenue of $51.5 billion and quarterly net profit of $11.1 billion, or $1.96 per diluted share. These results compare to revenue of $42.1 billion and net profit of $8.5 billion, or $1.42 per diluted share, in the year-ago quarter. Gross margin was 39.9 percent compared to 38 percent in the year-ago quarter. International sales accounted for 62 percent of the quarter’s revenue.

The growth was fueled by record fourth quarter sales of iPhone®, the expanded availability of Apple Watch®, and all-time records for Mac® sales and revenue from services.

“Fiscal 2015 was Apple’s most successful year ever, with revenue growing 28% to nearly $234 billion. This continued success is the result of our commitment to making the best, most innovative products on earth, and it’s a testament to the tremendous execution by our teams,” said Tim Cook, Apple’s CEO. “We are heading into the holidays with our strongest product lineup yet, including iPhone 6s and iPhone 6s Plus, Apple Watch with an expanded lineup of cases and bands, the new iPad Pro and the all-new Apple TV which begins shipping this week.”

“Apple’s record September quarter results drove earnings per share growth of 38% and operating cash flow of $13.5 billion,” said Luca Maestri, Apple’s CFO. “We returned $17 billion to our investors during the quarter through share repurchases and dividends, and we have now completed over $143 billion of our $200 billion capital return program.”

Apple is providing the following guidance for its fiscal 2016 first quarter:

•	revenue between $75.5 billion and $77.5 billion

•	gross margin between 39 percent and 40 percent

•	operating expenses between $6.3 billion and $6.4 billion

•	other income/(expense) of $400 million

•	tax rate of 26.2 percent

Apple’s board of directors has declared a cash dividend of $.52 per share of the Company’s common stock. The dividend is payable on November 12, 2015, to shareholders of record as of the close of business on November 9, 2015.

Apple will provide live streaming of its Q4 2015 financial results conference call beginning at 2:00 p.m. PDT on October 27, 2015 at www.apple.com/quicktime/qtv/earningsq415. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 27, 2014, its Form 10-Q for the fiscal quarter ended December 27, 2014, its Form 10-Q for the fiscal quarter ended March 28, 2015, its Form 10-Q for the fiscal quarter ended June 27, 2015, and its Form 10-K for the fiscal year ended September 26, 2015 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, the Mac and Apple Watch. Apple’s three software platforms — iOS, OS X and watchOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:

Kristin Huguet

Apple

khuguet@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2015 Apple Inc. All rights reserved. Apple, the Apple logo, iPhone, Apple Watch and Mac are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net sales	$51,501	$42,123	$233,715	$182,795
Cost of sales (1)	30,953	26,114	140,089	112,258

Gross margin	20,548	16,009	93,626	70,537

Operating expenses:
Research and development (1)	2,220	1,686	8,067	6,041
Selling, general and administrative (1)	3,705	3,158	14,329	11,993

Total operating expenses	5,925	4,844	22,396	18,034

Operating income	14,623	11,165	71,230	52,503
Other income/(expense), net	439	307	1,285	980

Income before provision for income taxes	15,062	11,472	72,515	53,483

Provision for income taxes	3,938	3,005	19,121	13,973

Net income	$11,124	$8,467	$53,394	$39,510

Earnings per share:
Basic	$1.97	$1.43	$9.28	$6.49
Diluted	$1.96	$1.42	$9.22	$6.45

Shares used in computing earnings per share:
Basic	5,646,916	5,933,845	5,753,421	6,085,572
Diluted	5,682,519	5,972,082	5,793,069	6,122,663

Cash dividends declared per share	$0.52	$0.47	$1.98	$1.82

(1) Includes share-based compensation expense as follows:
Cost of sales	$145	$116	$575	$450
Research and development	$390	$314	$1,536	$1,216
Selling, general and administrative	$380	$332	$1,475	$1,197

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	September 26, 2015	September 27, 2014

ASSETS:

Current assets:
Cash and cash equivalents	$21,120	$13,844
Short-term marketable securities	20,481	11,233
Accounts receivable, less allowances of $82 and $86, respectively	16,849	17,460
Inventories	2,349	2,111
Deferred tax assets	5,546	4,318
Vendor non-trade receivables	13,494	9,759
Other current assets	9,539	9,806

Total current assets	89,378	68,531

Long-term marketable securities	164,065	130,162
Property, plant and equipment, net	22,471	20,624
Goodwill	5,116	4,616
Acquired intangible assets, net	3,893	4,142
Other assets	5,556	3,764

Total assets	$290,479	$231,839

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$35,490	$30,196
Accrued expenses	25,181	18,453
Deferred revenue	8,940	8,491
Commercial paper	8,499	6,308
Current portion of long-term debt	2,500	0

Total current liabilities	80,610	63,448

Deferred revenue, non-current	3,624	3,031
Long-term debt	53,463	28,987
Other non-current liabilities	33,427	24,826

Total liabilities	171,124	120,292

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,578,753 and 5,866,161 shares issued and outstanding, respectively	27,416	23,313
Retained earnings	92,284	87,152
Accumulated other comprehensive income	(345)	1,082

Total shareholders’ equity	119,355	111,547

Total liabilities and shareholders’ equity	$290,479	$231,839

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 26, 2015	September 27, 2014
Cash and cash equivalents, beginning of the period	$13,844	$14,259

Operating activities:
Net income	53,394	39,510
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	11,257	7,946
Share-based compensation expense	3,586	2,863
Deferred income tax expense	1,382	2,347
Changes in operating assets and liabilities:
Accounts receivable, net	611	(4,232)
Inventories	(238)	(76)
Vendor non-trade receivables	(3,735)	(2,220)
Other current and non-current assets	(179)	167
Accounts payable	5,400	5,938
Deferred revenue	1,042	1,460
Other current and non-current liabilities	8,746	6,010

Cash generated by operating activities	81,266	59,713

Investing activities:
Purchases of marketable securities	(166,402)	(217,128)
Proceeds from maturities of marketable securities	14,538	18,810
Proceeds from sales of marketable securities	107,447	189,301
Payments made in connection with business acquisitions, net	(343)	(3,765)
Payments for acquisition of property, plant and equipment	(11,247)	(9,571)
Payments for acquisition of intangible assets	(241)	(242)
Other	(26)	16

Cash used in investing activities	(56,274)	(22,579)

Financing activities:
Proceeds from issuance of common stock	543	730
Excess tax benefits from equity awards	749	739
Taxes paid related to net share settlement of equity awards	(1,499)	(1,158)
Dividends and dividend equivalents paid	(11,561)	(11,126)
Repurchase of common stock	(35,253)	(45,000)
Proceeds from issuance of term debt, net	27,114	11,960
Change in commercial paper, net	2,191	6,306

Cash used in financing activities	(17,716)	(37,549)

Increase/(decrease) in cash and cash equivalents	7,276	(415)

Cash and cash equivalents, end of the period	$21,120	$13,844

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$13,252	$10,026
Cash paid for interest	$514	$339